UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013

GEORGETOWN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35595	80-0817763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 East Main Street, Georgetown, MA	01833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-352-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2013, the Board of Directors of Georgetown Bank (the “Bank”), the wholly owned savings bank subsidiary of Georgetown Bancorp, Inc. (the “Company”), adopted individual compensation plans for certain officers of the Bank. The individual incentive plans were adopted pursuant to the Bank’s Incentive Compensation Plan, which was previously disclosed as Exhibit 10.4 to Georgetown Bancorp, Inc., our predecessor federal corporation’s Annual Report on Form 10-K, filed with the SEC on March 31, 2011.

The individual incentive plans for Robert E. Balletto, President and Chief Executive Officer of the Bank, Joseph W. Kennedy, Senior Vice President and Chief Financial Officer of the Bank and Philip J. Bryan Senior Vice President and Chief Lending Officer of the Bank are attached as Exhibits 10.1, 10.2 and 10.3 respectively, to this Form 8-K.

The incentive plans have three levels of performance, at which payments can be made. There are minimum thresholds of performance regarding CAMELS ratings and asset quality that must be maintained in order to receive payment for the achievement of the incentive goals.

Mr. Balletto’s plan provides for a target payment of $34,920, or 18% of current annual salary with the following performance categories: (i) achievement of return on assets (ROA) targets; (ii) achievement of efficiency ratio targets. The target payment can be increased on a sliding scale for improvement in ROA performance and efficiency ratio performance.

Mr. Kennedy’s plan provides for a target payment of $14,960, or 11% of current annual salary with the following performance categories: (i) achievement of ROA targets; (ii) achievement of efficiency ratio targets; (iii) achievement of net interest margin percentage targets. The target payment can be increased on a sliding scale for improvement in ROA performance, efficiency ratio performance and net interest margin performance.

Mr. Bryan’s plan provides for a target payment of $18,095, or 11% of current annual salary with the following performance categories: (i) achievement of ROA targets; (ii) achievement of mortgage banking income targets; (iii) achievement of commercial loan growth targets; (iv) achievement of core interest rate spread (as defined) targets. The target payment can be increased on a sliding scale for improvement in ROA performance, mortgage banking income performance, commercial loan growth performance and core interest rate spread performance.

The total cost of the incentive plan for all eligible employees would be approximately $251,135, assuming that all incentive targets were exceeded at various levels and at existing salary levels. The actual cost will vary dependent upon performance.

The individual incentive plans referred to above are filed as Exhibits hereto, and the foregoing descriptions of such plans are qualified by reference to the plans themselves.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Not Applicable.

(b)                                 Not Applicable.

(c)                                  Not Applicable.

(d)                                 Exhibits

10.1                        Individual Incentive Plan for Robert E. Balletto

10.2                        Individual Incentive Plan for Joseph W. Kennedy

10.3                        Individual Incentive Plan for Philip J. Bryan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: March 1, 2013	By:	\s\ Joseph W. Kennedy
Joseph W. Kennedy
Senior Vice President and Chief Financial Officer and Treasurer